LEASE OF REAL PROPERTY

     THIS AGREEMENT OF LEASE of real property is made and entered into by and between DONGARY INVESTMENTS. LTD., a Colorado corporation, hereinafter referred to as "LESSOR," and JEVIC TRANSPORTATION. INC., hereinafter referred to as "LESSEE."


         LESSOR                                        LESSEE
Name: DONGARY INVESTMENTS, LTD.              Name: JEVIC TRANSPORTATION, INC.
Street: 3980 QUEBEC STREET Ste 214           Street:
Mailing Address: PO Box 7240                 Mailing Address: PO Box 5157
City, State, Zip: Denver CO 80207            City, State, Zip: Delanco NJ 08075
Telephone: 303-320-3960                      Telephone: (800) 257-0427, (609) 764-7247
Federal ID#: 84-0478211                      Attn: Brian J. Fitzpatrick


DATE OF LEASE                 TERM OF LEASE              MONTHLY BASE RENT
-------------                 -------------              -----------------
                         Beginning           Ending
                         ---------           ------

March 31, 1994         June 1, 1994        May 31, 1999      $19,000.00

I. LOCATION OF PREMISES:
4200 WEST 35TH PLACE, CHICAGO IL 60632
Consisting of eighty two (82) doors of a truck terminal dock, offices, shop and parking, all located on approximately 12.279 acres as more particularly described in Exhibit "A" attached hereto and made a part hereof.

II. TERM:

     TO HAVE AND TO HOLD the premises, together with all improvements, rights, easements, privileges and appurtenances thereon or appertaining or held and enjoyed, unto Lessee upon the covenants and agreements herein set forth, the term of this Lease shall be FIVE (5) YEARS, commencing the 1ST DAY OF JUNE, 1994 and terminating the 31st DAY OF MAY, 1999 with two options to renew for ONE (1) year each (the initial term and any renewal terms exercised are herein referred to as the "term") at a rental rate of NINETEEN THOUSAND ($19,000.00) plus one half of the percentage increase in the city of Chicago CPI (Consumer Price Index), annual average, all items, for the period June 1, 1994 through May 31, 1999 for the first option and for the period June 1, 1994 through May 31, 2000 for the second option, but not less than NINETEEN THOUSAND ($19,000.00) monthly base rent. Said options exercisable only upon six (6) months prior written notice of intent from Lessee to Lessor.

III. PURCHASE OPTION:

     A. Lessor hereby grants Lessee an option to acquire the premises during the FIVE (5) YEAR original term of this lease. The purchase option expires at the end of the five year term thus there is no purchase option during any option year of the Term. The option price shall be ONE MILLION NINE HUNDRED THOUSAND DOLLARS ($1,900,000.00) during the first year of the lease and TWO MILLION DOLLARS ($2,000,000.00) during the next four years of the term. Any and all major improvements paid for by Lessor will be added to the above prices on a prorated basis, based on their remaining useful life.

     B. Lessor further agrees to execute and deliver a memorandum of Lease for recording by Lessee in the appropriate recording office, evidencing the purchase option provided for under this Lease.

     C. In the event Lessee exercises such purchase option, Lessor shall convey to Lessee in fee simple title to the Premises, free and clear of all liens, encumbrances, judgments and rights or claims of record. In connection with such purchase option, Lessor (seller) shall pay the county and state transfer taxes plus the recording fees and Lessee (purchaser) shall pay the city transfer taxes. Such purchase will be pursuant to an Agreement of Sale to be executed by Lessor as Seller and Lessee as Purchaser using a standard commercial agreement of sale typically used in the conveyance of commercial property in Chicago, Illinois.

IV. BASE RENT:


     The base rental payable during the FIVE YEAR TERM shall be ONE MILLION ONE HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($1,140,000.00). Said base rental shall be payable by Lessee to Lessor in SIXTY (60) installments as follows:


          A. Contemporaneous with the execution of the Lease, Lessee shall pay Lessor the first installment of NINETEEN THOUSAND DOLLARS ($19,000.00) and a security deposit of TWENTY THOUSAND DOLLARS ($20,000.00) for a total of THIRTY NINE THOUSAND DOLLARS ($39,000.00). The prepaid installment for the security deposit will not accrue interest to Lessee. Any income which may be earned by Lessor from these funds will be considered additional rental income by Lessor. The security deposit will be refunded at the termination, plus any extensions, of this Lease providing Lessee is not in default and after an inspection of the premises by Lessor and any repairs are made which are Lessee's responsibility. If the Lessor's interest in the leased premises is transferred, the Lessor shall turn over the security deposit to the new Lessor.

          B. Beginning on the FIRST DAY OF JULY, 1994, and on the same day of the succeeding FIFTY EIGHT (58) MONTHS, Lessee shall pay Lessor NINETEEN THOUSAND AND NO/100 DOLLARS ($19,000.00) through MAY 31, 1999.

          C. Unless otherwise specified in writing by Lessor, all rental payments shall be made payable to DONGARY INVESTMENTS, LTD., at the address stated above.

          D. All installments of rent due under the provisions of this Lease which are unpaid within fifteen days of the date the same are due shall bear interest at eighteen percent (18%) per annum from and after the due date thereof and until paid; if not paid on or before the end of said fifteen day period. All sums of money which the Lessor shall be required to pay or shall advance or expend by reason of the default of the Lessee under the provisions of this Lease shall bear interest at eighteen percent (18%) per annum from and after the date of the payment thereof and until the Lessor shall be reimbursed therefor. The interest due as provided under this Section shall constitute additional rent under this Lease.

          E. The entire amount of rent reserved and agreed to be paid under this Lease and each and every installment thereof, the amount of all taxes, assessments, insurance premiums and other charges to be paid by the Lessee as herein provided, if paid by Lessor, and all costs, reasonable attorneys' fees and expenses which may be incurred by Lessor in enforcing the provisions of this Lease or on account of any delinquency of Lessee in carrying out any of the provisions of this Lease, shall be the responsibility of the Lessee.


V. USE OF DEMISED PREMISES:

     Lessor warrants that the applicable zoning and municipal codes allow the Lessee to use the premises for motor freight terminal purposes. In the event Lessee is unable to use the leased premises during the term of this lease for motor freight terminal purposes, the Lessee may terminate this lease.

     Lessee shall be responsible for and comply with all the applicable zoning, use and building laws, ordinances, and governmental regulations in force from time to time, during the term of this Lease, provided, however, that in the event any such zoning, use or building laws, ordinances or governmental regulations require any modifications to the Premises, Lessee shall pay "Lessee's Pro-Rata Share" (hereinafter defined) of any major improvements imposed by a governmental authority affecting the Premises during the Term. For purposes of this paragraph, the term "Lessee's Pro-Rata Share" shall mean a fraction, the numerator of which is the number of full calendar months remaining in the Term when such major improvements are completed (and excluding any option years not exercised, but including option years when exercised) and the denominator of which is the number of months of useful life of such major improvement as determined by the applicable Internal Revenue Service Useful Life tables. The rules and regulations of the Board of Fire Underwriters for the area in which the premises are located shall be complied with in dealing with all volatile, explosive or especially inflammable fluids, vapors, gases, or materials on the premises.

     Lessee warrants that it will not conduct any hazardous waste storage or hazardous waste disposal operations (including but not limited to hazardous waste transportation operations or special waste transportation operations) on the premises; except as is necessary in the ordinary course of its business and then in complete compliance with applicable law. Nor will it store any hazardous waste in the trailers, tractors, yard, shop or terminal areas (in drums or other containers) at the premises, except as is necessary in the ordinary course of its business and then in complete compliance with applicable law, nor will Lessee have hazardous waste generators at this site, except as is necessary in the ordinary course of its business and then in complete compliance with applicable law, nor will Lessee permit the use or storage upon the premises of hazardous waste in any form by others who Lessee may bring on to the leased premises or conduct business with.

VI. ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION:

     A. The Lessor hereby indemnifies and holds Lessee harmless from any and all liability or obligation relating to any actual known or unknown, release, spill, leak, disposal, or discharge of Hazardous Substances (hereinafter defined), and any contamination arising therefrom on, in or under, or originating from, the Premises which occurred or occurs on or before the commencement date of the Term, and/or is continuing as of such date (collectively, "Discharge and/or Contamination"), including without limitation any such Discharge and/or Contamination (i) arising from any Tank (hereinafter defined) or (ii) referred to, or otherwise described, in a certain "Report of Underground Storage Tank Removals and Closure Assessments, 4200/4300 West 35th Street, Chicago, Illinois dated April 15, 1992 prepared by Environmental Science & Engineering, Inc., a certain letter from M&M Contractors, Inc. dated November 16, 1992, a certain letter from R.W. Collins, Co., dated November 14, 1988 or a certain letter (including sampling results) from Gulf Coast Laboratories, Inc., dated October 12, 1988 (collectively, the "Existing Reports"), or a report to be issued by Dames & Moore of its audit of the Premises pursuant to a proposal dated March 30, 1994 (the "Current Report").

     For purposes of this Agreement, the term "Hazardous Substances" shall mean hazardous substances or hazardous wastes as defined in the United States Comprehensive Environmental Response Compensation Liability Act, as amended, any hazardous materials defined under the United States Hazardous Materials Transportation Act, any hazardous wastes as defined under the United States Resource Conservation and Recovery Act, any toxic as defined in the United States Toxic Substances and Control Act, and as the term hazardous substances, hazardous wastes, hazardous materials, toxic substances, pollutants or contaminants are defined under corresponding State or local laws, ordinances, regulations and including without limitation, petroleum products and radioactive materials.


     B. Lessor hereby represents and warrants to the Lessee that:

          1) To the best of Lessor's knowledge there are no underground storage tanks currently located at or on the Premises and other than those described in the Existing Reports or the Current Report (the "Prior Tanks") there have been no prior underground storage tanks located at or on the Premises.


     C. The Lessor hereby acknowledges and agrees that the Prior Tanks and any other underground storage tanks hereinafter discovered at or on the Premises (collectively with the Prior Tanks, the "Tanks"), other than those underground storage tanks brought at or on the premises by Lessee, shall not be considered part of the Premises and the Lessee shall have no duty, directly or indirectly, with respect to such Tanks (including without liability any duty to maintain, repair, replace or upgrade such Tanks); Lessor shall be solely responsible for compliance with all applicable Federal, State and local statutes, ordinances, regulations, orders and requirements regulating the Tanks (and any Hazardous Substances contained therein) and shall indemnify and hold Lessee harmless from any and all liability or obligation arising from Lessor's failure to do so.

     D. The Lessor hereby acknowledges and agrees that any asbestos containing materials ("ACM") located on or about the Premises shall be the sole responsibility of Lessor unless, as a result of the Lessee's negligence, such ACM is caused to become friable, in which event Lessee shall be responsible for remediating such ACM in compliance with applicable law. Lessor and Lessee shall each indemnify and hold the other harmless from any and all liability or obligation arising from the other party's failure to comply with its obligations under this Paragraph.

VII. IMPROVEMENTS - LESSOR - LESSEE:

     Prior to the commencement of Lessee's term, Lessor and Lessee shall inspect the premises. Any repairs by Lessor shall be only those things reasonable and necessary for Lessee's enjoyment and use of the premises, as is but repaired, and shall not include any alterations or customizing of the premises for Lessee's special requirements, but shall include the items not specifically identified as Lessee's responsibility listed on Exhibit "B" attached hereto.

     Lessor agrees to make an inspection to document the condition of the facility. This inspection will document the condition upon which the Lessee accepts the premises and will return the premises at the expiration of the lease.

     At the expiration of the Lease Agreement, or prior termination, the Lessee shall surrender the leased property to the Lessor in at least as good a condition as when received. Lessee shall be liable to Lessor for any damage to the leased property resulting from the negligent or willful acts or omissions of Lessee, its agents or employees.

VII. REAL ESTATE TAXES:

     A. Lessee shall, in addition to all other sums agreed to be paid by it under this Lease, pay unto Lessor, monthly, the real estate taxes of the total property. The amount of the real estate taxes at the present time is NINE THOUSAND, THREE HUNDRED, NINETY SEVEN AND 68/100 DOLLARS ($9,397.68) monthly beginning June 1, 1994. Annually, when the real estate tax bills are received, any overage will be refunded to Lessee or any shortage will be billed to Lessee and must be paid to Lessor no later than the next regular monthly rental installment. Lessor will provide Lessee with a copy of all real estate tax bills and annual valuation notices and proof of payment when received, any and all changes incurred in reducing the tax valuation and thus the tax expense shall be paid by Lessee upon billing by Lessor.

     B. Lessee shall pay to Lessor "Lessee's Pro-Rata Share" (hereinafter defined) of any assessment imposed by a governmental authority affecting the Premises during the Term. For purposes of this paragraph, the term "Lessee's Pro-Rata Share" shall mean a fraction, the numerator of which is the number of full calendar months remaining in the Term (and excluding any option years not exercised, but including option years when exercised) and the denominator of which is the number of months of useful life of the improvement for which such assessment was imposed as determined by the applicable Internal Revenue Service Useful Life tables. Lessee shall pay to Lessor Lessee's Pro-Rata Share of such assessments in equal monthly payments commencing on the completion of the project or the first date that any payment for such assessment is due to be paid to the applicable governmental authority, whichever occurs first, and continuing until Lessee's pro-rata share for such improvements have been paid in full.

IX. INSURANCE:

          A. Lessee shall, as additional rent together with all other sums agreed to be paid by it under this Lease, pay unto Lessor, monthly, the cost of Lessor's fire and extended casualty insurance on only the structures on the demised premises. The cost of the insurance at the present time is ONE HUNDRED FIFTEEN AND 75/100 DOLLARS ($115.75) per month. Lessee shall be responsible for and obtain their own insurance for their personal property. This payment for insurance shall be due and payable with the regular monthly rental installments. Lessor agrees to maintain throughout the term, fire and extended casualty insurance on a replacement cost basis on the structures on the premises. Lessor will provide Lessee with evidence of such insurance and a copy of the premium billing.

          B. Lessee agrees to maintain public liability insurance in a reputable insurance company at its own expense. The liability under such insurance to be not less than Five Million Dollars ($5,000,000.00) for any one person injured, or Five Million Dollars ($5,000,000.00) for any one accident, or Five Million Dollars ($5,000,000.00) for property damages. Said policy shall name Lessor as an additional insured and protect Lessor and Lessee as their interests may appear. Lessee shall provide Lessor with a Certificate of Insurance that provides the aforesaid coverage, with a provision for thirty (30) days Notice of Cancellation.

X. UTILITIES:

     Lessee shall, in addition to all other sums agreed to be paid by it under this Lease, pay all utilities on the premises each month. Said utilities shall include but not be limited to, service usage charges for heat, light, water and sewage, trash hauling and cleaning service. Lessee shall transfer all utilities into their name prior to occupancy.


XI. PERSONAL PROPERTY TAXES:

     It is understood and agreed that Lessee shall be liable for all taxes levied against personal property and fixtures owned by Lessee or placed by Lessee in, on or about the demised premises, and if any such taxes on such personal property or fixtures are levied against Lessor's property, Lessor shall have the right to pay the same in the event Lessee does not make such payment or provide an adequate reserve for such payment.

XII. ALTERATIONS:

     Lessee shall not make, nor suffer to be made, any alterations of said premises or any part thereof, without the written consent of Lessor first had and obtained which consent will not be unreasonably withheld. Any additions to, or alterations of, the said premises, except movable furniture, trade fixtures and items #10 & 11 on Exhibit "B" hereto, shall become at once a part of the realty and belong to Lessor. Any and all alterations, changes and improvements which Lessee may make with Lessor's consent shall be made by Lessee at its own cost and expense, and Lessee shall not permit any liens for labor and/or materials to attach to or be filed against the property of Lessor. Lessee hereby agrees to indemnify and protect Lessor against, and hold it free and harmless from, all such liens and claim of liens. Lessor hereby approves the alterations to the premises as described on Exhibit "B" hereto.

XIII. REPAIRS AND REPLACEMENT:

     Lessee shall, at its own expense, keep the entire premises, including but not limited to doors, paving, fences, fixtures and equipment, repaired and in good tenantable condition, order and repair at all times. Any and all asphalt paving damage caused by lessee, holes or wear due to Lessee's use, etc. shall be Lessee's responsibility. Lessor shall at its own expense keep the roof and main structure in good tenantable condition, order and repair. Lessee shall, at its own expense and without injury to the roof, remove all snow and ice from the same when necessary, and will remove the snow and ice from all sidewalks and walkways.

     Due to the responsibility of Lessee to keep the facilities and the improvements in good condition and repair at all times at its expense, Lessee agrees that they shall maintain the following good housekeeping rules during the term of this lease:


          A. It is the responsibility of Lessee to continue the heating and ventilating equipment service contract with Air Comfort Corporation, 2550 Braga Dr., Broadview, IL. 60153-3987, Phone (708) 345-1900 during the term of this lease. All units shall be covered by the service contract.

          B. All plumbing and plumbing fixtures shall be kept in good, clean operating condition and checked at least once each two years by a licensed plumbing contractor All expenses for such inspection and repairs shall be paid by Lessee.

          C. Lessee will maintain the interior offices in a clean and sanitary condition at all times.

          D. All electric outlets and fixtures shall be kept in good working condition by Lessee and any inspection and/or repairs are to be paid for by Lessee.

          E. In the event any of the above conditions are not complied with by Lessee, or Lessee is not diligently proceeding to comply, Lessor shall notify Lessee by registered mail fifteen (15) days prior to his intent to perform the necessary services or repairs and Lessee agrees that he will pay the total cost plus fifteen percent overhead for same within thirty days after submission of invoices.

          In addition, any and all damages caused by Lessee, its employees, or agents, shall be immediately repaired by Lessee at Lessee's sole expense. Lessor shall notify Lessee by registered mail fifteen (15) days prior to his intent to perform the necessary repairs and if Lessor has the damages repaired, it shall be billed to Lessee, plus fifteen percent overhead, and shall be due and payable within thirty (30) days of billing.

          F. Failure to list specifically any item shall not relieve Lessee of its duty to maintain the entire facility unless specifically listed as Lessor's responsibility.

          G. Lessee shall provide Lessor with copies of any and all inspections.

          H. In the event Lessor fails to fulfill its obligations under this Lease, following fifteen days prior written notice to Lessor by registered mail, during which period Lessor has failed to cure such deficiency (or such longer period as may be reasonably necessary for Lessor to cure such deficiency, provided Lessor is diligently proceeding to cure such deficiency) Lessee may cure such deficiency on the part, and for the account, of Lessor and it shall be billed to Lessor, plus fifteen percent overhead, and it shall be due and payable within thirty (30) days of billing.

XIV. RIGHT OF INSPECTION AND ENTRY:

     Lessor shall have the right, through its agents, at all reasonable times during the continuance hereof, to enter upon said premises to see that proper care is taken thereof, or to show the same to any intending Lessee.

XV. ASSIGNMENT OF LEASE:

     Lessee agrees not to assign this Lease nor any rights hereunder, nor let, nor sublet the demised premises nor any part thereof, without first obtaining the written consent of Lessor, which shall not be unreasonably withheld.

XVI. ABANDONMENT OF PREMISES:

     If Lessee shall abandon or vacate the Premises, or if Lessee's right to occupy the Premises be terminated by Lessor by reason of Lessee's breach of any of the covenants herein, the same may be re-let by Lessor (and Lessor shall undertake reasonable efforts to do so) for such rent and upon such terms as Lessor may deem fit; and if a sufficient sum shall not thus be realized monthly, after paying the expenses of such re-letting and collecting to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiencies monthly during the remaining period of this Lease.

XVII. SURRENDER BY LESSEE:

     Lessee will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Lessor, and failing so to do, will pay as liquidated damages, for the whole time such possession is withheld, the sum of ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) per day; but the provisions of this clause shall not be held as a waiver by Lessor of any right of re-entry as herein set forth; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this Lease and the term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

XVIII. REMOVAL OF FURNITURE:

     Lessee shall have the right to remove from the premises all movable furniture, trade fixtures and items #10 & 11 on Exhibit "B" hereto, belonging to it, and the same shall be removed by Lessee at the expiration or termination of this Lease, or any renewal term hereof, provided that the same may be removed without damage to the building or property, and if damage is caused by such removal, Lessee agrees to repair such damage at its own cost forthwith.

XIX. BANKRUPTCY OR INSOLVENCY OF LESSEE:

     If Lessee be adjudged bankrupt or insolvent, this Lease shall thereupon immediately terminate, and the same shall not be assignable by any process of law nor be treated as an asset of Lessee or assignees of said Lessee by virtue of any proceeding in bankruptcy or insolvency; and, in case of any such adjudication, or if Lessee shall become bankrupt or insolvent, or make an assignment of all its property for the benefit of its creditors, said Lessor may, in any such case, at its option, terminate this Lease and re-enter upon said premises and thereupon all rights of Lessee hereunder shall cease and terminate.



XX. REMEDIES OF LESSOR:

          A. If default be made in the payment of the above rent, taxes, and insurance or any part thereof, or in any of the covenants herein contained to be kept by the Lessee, fifteen days after notice in writing to Lessee, unless Lessee is diligently proceeding to cure such default, Lessor may at any time thereafter at his election declare said term ended and reenter the Premises or any part thereof, with or (to the extent permitted by law) without notice or process of law, and remove Lessee or any persons occupying the same, without prejudice to any remedies which might otherwise be used for arrears of rent, taxes and insurance. Upon request by Lessee, Lessor agrees to execute a Lessor's lien waiver with respect to any financed personal property which Lessee may place within the premises upon proof of financing thereon.

          B. Lessee's covenant to pay rent, taxes and insurance is and shall be independent of each and every other covenant of this Lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent, taxes and insurance nor set off against any claim for rent, taxes and insurance in any action.


          C. The rights and remedies of Lessor under this Lease are cumulative. The exercise or use of any one or more thereof shall not bar Lessor from exercise or use of any other right or remedy provided herein or otherwise provided by law, nor shall exercise nor use of any right or remedy by Lessor waive any other right or remedy.

XXI. PLURALS AND SUCCESSORS:

     The words "Lessor" and "Lessee" wherever herein occurring and used shall be construed to mean "Lessors" and "Lessees" in case more than one person constitutes either party to this Lease; and all the covenants and agreements contained shall be binding upon, and inure to, their respective successors, heirs, executors, administrators and assigns and may be exercised by his or their attorney or agent.



XXII. SEVERABILITY:

     Wherever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

XXIII. INDEMNITY OF LESSOR, LESSEE:

          A. Against Violation of Laws and Ordinances:
          Lessee covenants and agrees that it will protect and save and keep the Lessor forever harmless and indemnified against and from any penalty, damage or charges claimed or imposed for any violation of any laws or ordinances, occasioned by the negligence of Lessee or those holding under Lessee or by the occupancy and business of Lessee, or any misrepresentation or breach of covenant, warranty or agreement made by Lessee under this Lease.

          B. Against Accidents and Occurrences:
          Lessee covenants and agrees that it will protect and save and keep the Lessor forever harmless and indemnified against and from any and all loss, cost, damage or expense arising out of or from any accident or incident due to the negligence of the Lessee, its servants or agents on or about the premises, causing injury to any person or damage to any property whomsoever or whatsoever.

          C. Against Claims and Liens of Third Parties:
          Lessee further covenants and agrees that it will forever defend and indemnify Lessor and hold Lessor harmless from any and all liens, claims, suits, judgments, loss, costs, damage or expense made by or for any contractor, employee of a contractor or any other person whatsoever arising out of or in any way connected with any contract with Lessee, its agents or employees, in connection with any work performed, material furnished, construction, installation or alterations made or being made or performed in or about the premises which are contracted for by the Lessee. Lessee's obligations set forth in this Section shall not apply to work performed, material furnished, construction, installation, alterations or repairs required of Lessor by this Lease.

          D. Against Violation of Laws and Ordinances:
          Lessor covenants and agrees that it will protect and save and keep the Lessee forever harmless and indemnified against and from any penalty, damage or charges claimed or imposed for any violation of any laws or ordinances, occasioned by the negligence of Lessor or those holding under Lessor, or any misrepresentation or breach of covenant, warranty or agreement made by Lessor under this Lease.

          E. Against Accidents and Occurrences:
          Lessor covenants and agrees that it will protect and save and keep the Lessee forever harmless and indemnified against and from any and all loss, cost, damage or expense arising out of or from any accident or incident due to the negligence of the Lessor, its servants or agents on or about the premises, causing injury to any person or damage to any property whomsoever or whatsoever.

          F. Against Claims and Liens of Third Parties:
          Lessor further covenants and agrees that it will forever defend and indemnify Lessee and hold Lessee harmless from any and all liens, claims, suits, judgments, loss, costs, damage or expense made by or for any contractor, employee of a contractor or any other person whatsoever arising out of or in any way connected with any contract with Lessor, its agents or employees, in connection with any work performed, material furnished, construction, installation or alterations made or being made or performed in or about the premises which are contracted for by the Lessor. Lessor's obligations set forth in this Section shall not apply to work performed, material furnished, construction, installation, alterations or repairs required of Lessee by this Lease.

XXIV. ASSOCIATION MEMBERSHIP:

     It is understood and agreed that the various owners and the Lessees within the development, known as Highway Freight Center, will all be members of an association. This association will have the responsibility of maintaining the roadways and utilities and to further provide additional services desired by the Lessees and owners, such as security, for their mutual benefit. All costs incurred by this association shall be paid by each member on a basis proportionate to the square footage of the land area owned or leased to the total area within the development. Lessee shall be responsible for all costs associated with this membership.

XXV. MORTGAGES OR TRUST DEEDS:

     This lease shall be subject and subordinate to any bonafide mortgages or trust deeds that may hereafter be placed upon said leased premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof provided that a subordination, recognition, and non-disturbance agreement in recordable form and in form reasonably acceptable to Lessee is executed, acknowledged and delivered by such mortgagee/trustee. If, at the date of the execution of this Lease, there is any such mortgage or deed of trust against any portion of the Premises, Lessor shall deliver to Lessee simultaneously herewith such a subordination, recognition and non-disturbance agreement. It is further provided that Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within ten (10) days after demand by Lessor in writing, Lessee does hereby make, constitute and irrevocably appoint Lessor as its attorney in fact and in its name, place and stead so to do.

XXVI. FINANCIAL:

     Lessee agrees to provide Lessor with current financial statements prior to the execution of this Lease. Lessee further agrees to furnish to Lessor, and Lessor agrees to furnish to Lessee, financial statements annually at each anniversary date during the term of this Lease and any extensions thereto. Lessor and Lessee agree to keep each others financial statements (and the information contained therein) confidential and not to disclose or otherwise disseminate each others financial statements (and the information contained therein) to any other party.

XXVII. DAMAGE OR DESTRUCTION:

     In the event the improvements upon the leased premises or any part thereof shall, during the term of this Lease or any renewal hereof, be destroyed or damaged by fire, explosion, the elements, other casualty or environmental contamination for which Lessor is responsible, the

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


Lessee shall give immediate notice thereof to the Lessor, who shall thereupon cause the damage to be repaired within 180 days unless the lease is terminated as hereinafter provided. If the leased premises or any part thereof shall have been rendered untenantable from the time of the damage until the completion of said repair and restoration, an equitable reduction in the rental during such period of repair and restoration shall be made until said leased premises are so repaired and again ready for occupancy. However, in the event the improvements on the leased premises are thereby damaged to the extent of more than fifty percent (50%) of the replacement cost thereof, or the damage affects the dock area, either party may elect to terminate the lease within thirty (30) days of the date of such damage by giving written notice thereof by registered or certified mail to the other party and thereupon this lease shall immediately terminate and the Lessee shall have no further obligation hereunder other than to pay the rental accrued to the date of such damage.

XXVIII. EMINENT DOMAIN:


     In the event the leased premises or any portion thereof (the unavailability of which would materially interfere with Lessee's ability to operate) are taken under the power of eminent domain or the threat of the exercise thereof for any public or quasi-public use, then the Lessee may terminate and cancel this lease by giving Lessor notice in writing by registered or certified mail, and thereupon both parties shall be relieved of any further obligation under this lease, excepting that Lessee shall fulfill all the obligations of it hereunder to be performed to the date of such termination. In the event this lease is not terminated and cancelled after a condemnation of a portion of the leased premises, the rent shall be reduced by a reasonable sum directly proportioned to the total rent in such ratio as the value of the part of the leased premises condemned plus the damage to the residue shall bear to the value of the entire premises.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by affixing their names by their duly authorized officers on the date appearing below their respective names.



     LESSOR                                         LESSEE
DONGARY INVESTMENTS, LTD.               JEVIC TRANSPORTATION, INC.
Federal ID#: 84-0478211

BY: /s/ Eldon C. Yeutter                BY: /s/ Brian J. Fitzpatrick
   -----------------------                  -------------------------
Title: Executive Vice President         Title: SVP/Finance and Treasurer
Date: May 3, 1994                       Date: May 7, 1994


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


                                   EXHIBIT "A"

DATE OF LEASE:                     MARCH 31, 1994
LESSOR:                            DONGARY INVESTMENTS, LTD.
LESSEE:                            JEVIC TRANSPORTATION INC.
TERM OF LEASE:                     JUNE 1, 1994 THRU MAY 31, 1999
LOCATION OF PROPERTY:              4200 WEST 35TH PLACE, CHICAGO, IL



                               [GRAPHIC OMITTED]

The graphic shows a floor plan of the premises of the Trucking Terminal referred to in the preceding exhibit.


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

                                   EXHIBIT "B"


                            REPAIRS AND IMPROVEMENTS


1. All downspouts inside and outside both buildings should be clear and running to preclude ice and snow buildup.

2.  All skylights should be weathertight.

3.  All dock shock absorbers should be in place and afford proper protection.

4. The awning overhead doors and structure on the east end must be repaired and operable.

5. The raised areas of the aprons should be saw cut and repaired to form a smooth transition to the center slab in the terminal.

6.  All dock levelers must be in proper operating condition.

7.  All overhead and dock lights must be operable.

8.  All areas are to be broom clean and free of debris.

9.  All appropriate utilities must be in functional condition.

10. Should Lessee so decide, the spaces between the dock levelers, the apron, and the outside walls may be protected by removable structures to allow safe forklift and pedestrian traffic. Such structures will be obtained and installed by Lessee and at the termination of this lease be either removed by Lessee or sold to the Lessor at Lessor's discretion.

11. Should Lessee so decide, a "warm room" or area may be constructed (of removable materials) in some portion of the dock area to provide for the protected storage of freight. Such area would utilize existing heating units and would be removed by Lessee and returned to an agreed upon condition at the termination of this Lease.

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